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                                                                    EXHIBIT 99.1

                                                                            NEWS

                                                           (GOLDEN TELECOM LOGO)


FOR IMMEDIATE RELEASE

     GOLDEN TELECOM, INC. TO ACQUIRE COMINCOM AND COMBELLGA FROM TELENOR IN
                              EXCHANGE FOR SHARES

MOSCOW, RUSSIA (AUGUST 19, 2003) -- Golden Telecom, Inc. (NASDAQ: "GLDN") announced today that it has signed a Share Exchange Agreement with affiliates of the Norwegian national operator, Telenor, under which Golden Telecom, Inc. will receive 100% of the shares of OAO Comincom including its wholly-owned subsidiary, OAO Combellga, the third largest alternative operator in Russia, in exchange for 19.5% of Golden Telecom, Inc., calculated on a post-acquisition basis.

The transaction will be subject to approval by the appropriate regulatory bodies in the United States and Russia. It is also subject to financial performance covenants for both parties and the approval of Golden Telecom's shareholders, and Telenor's Board of Directors. It is expected that the transaction will close before the end of 2003.

Comincom recorded consolidated revenues of $84.6 million in 2002, an increase of approximately 34% compared to 2001 consolidated revenues of $63.3 million. As of December 31st, 2002, Comincom had consolidated cash and cash equivalents of $1.9 million, consolidated short-term borrowings of $4.5 million, and consolidated long-term borrowings of $3.2 million. All of these numbers are stated in accordance with United States Generally Accepted Accounting Principles (GAAP). Comincom expects consolidated revenues of approximately $100 million for 2003.

Alexander Vinogradov, Chief Executive Officer and President of Golden Telecom, Inc. commented: "We are delighted to have reached an agreement to acquire such excellent companies, which provide a perfect strategic fit with our existing business. Following the acquisition of Sovintel last year, this is another important step to ensure that Golden Telecom remains the leading independent voice, data, and Internet services company in Russia and the Commonwealth of Independent States.

"Our strategy is to acquire quality assets at an acceptable price, when such assets have their own facilities and numbering capacity, and the necessary licenses. This acquisition satisfies these criteria and broadens our client base in Moscow. The ensuing economies of scale, as well as elimination of overlapping functions mean that this deal will add value for our shareholders. By combining the resources of Golden Telecom and Comincom-Combellga, Golden Telecom will become the distinct leader in the market for voice and broadband services for business customers in Russia."

Stan Abbeloos, Chief Operating Officer of Golden Telecom, Inc. added: "We have known Comincom and Combellga as partners and competitors for nearly ten years. These companies have a complementary client base to our own, both in the corporate sector, and the fast-growing small and medium-sized enterprise sector. Moreover, we believe that the similarities in Combellga's business and Sovintel's will allow us to realize significant synergies from the merger of the companies, in terms of operating costs, and capital expenditure. Comincom's regional strategy is consistent with our regional strategy. Their points of presence complement ours to a large extent and their sizeable regional assets fit perfectly within our own network."

Jan Edvard Thygesen, Executive Vice President of Telenor and CEO of Telenor Networks, stated: "This is an excellent deal for Telenor. We are pleased with the way that Comincom and Combellga have developed. With the current consolidation of the Russian telecom industry we have decided that joining
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forces with Golden Telecom will be an excellent platform for further development. Combining these two businesses with Golden Telecom's creates a company that is greater than the sum of its parts. We will be committed shareholders of Golden Telecom, Inc. and will take an active role on its board of directors."

As an integral part of the transaction, the prospective controlling shareholders of Golden Telecom, Inc. have executed a Shareholder Agreement and a Standstill Agreement that will enter into effect on the closure of the transaction and that are subject to the corporate approval of each of their respective Boards of Directors. These agreements have been approved by a Special Committee of the Board of Directors of Golden Telecom. At closing, the controlling shareholders will be: Alfa Telecom Limited, Telenor, OAO Rostelecom, Capital International Global Emerging Markets Private Equity Fund L.P., and funds advised by Baring Vostok Capital Partners Limited.

Golden Telecom, Inc. was advised by J.P. Morgan and Chadbourne & Parke. Telenor was advised by Morgan Stanley and Coudert Brothers.

FOR MORE INFORMATION, CONTACT:

GOLDEN TELECOM
Public Relations:
Anna Chin Ga Pin
e-mail: achin@gldn.net
tel.: +7-501-797-9300; fax: +7-501-797-9332
Investor Relations:
Tom Adshead
e-mail: tadshead@gldn.net
tel.: +7-501-797-9300; fax: +7-501-797-9331

TELENOR
Dag Melgaard, Chief Press Spokesman
tel: (+47) 901 92000

COMINCOM

Comincom (www.comincom.ru) is one of Russia's leading telecommunications companies, and has a regional network covering more than 30 of Russia's regions. The Ministry of Foreign Affairs of the Russian Federation and the Ministry of Communications of the Russian Federation founded Comincom in 1990 in order to improve the quality and broaden the range of telecommunications services for foreign embassies, representatives of international organizations, information agencies and representatives of foreign companies in the former USSR. The company owns 100% of Combellga and has stakes in World Trade Telecom, Zenit Telecom, Nakhodka Telecom and Sakhalin Telecom.

COMBELLGA

Combellga (www.combellga.ru) is one of the largest operators of communications in Moscow. Combellga provides a wide range of fixed-line communications, Internet services and the construction of corporate networks. In Moscow, Combellga owns a digital fiber optic network, actively uses LMDS (Local Multipoint Distribution Service) radio access technologies, realizes projects in the field of IP (Internet Protocol) telephony, and builds multi-service networks with the provision of state-of-the-art, world-class services to both its corporate and private clients.

ABOUT GOLDEN TELECOM (WWW.GOLDENTELECOM.COM)

Golden Telecom, Inc., NASDAQ: "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The Company offers voice, data and internet services to corporations, operators and consumers using its metropolitan overlay networks in Moscow, Kiev, St. Petersburg and Nizhny Novgorod and via intercity fiber optic and satellite-based networks - including 149 combined access points in Russia and other countries of the CIS. The Company offers mobile services in Kiev and Odessa.

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Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements include our planned acquisition of Comincom and Combellga, the expected revenue of Comincom in 2003, possible benefits and synergies resulting from the transaction, and our ability to remain the leading independent voice, data, and Internet services company in Russia and the CIS. It is important to note that such statements involve risks and uncertainties, which may cause outcomes to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, our ability to consummate the transaction, the ability of both parties to meet the financial performance covenants in the transaction documents, the receipt of appropriate corporate approvals at both Golden Telecom, Inc. and Telenor, receipt of regulatory approval, and our ability to successfully integrate the businesses to optimize cost savings, should the closing occur. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company's filings with the U.S. Securities and Exchange Commission including the Company's periodic reports on Form 8-K filed during 2003 and the Company's annual report on Form 10-K for the year ended December 31, 2002.